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                                                                     Exhibit 3.3


               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
               SERIES A CONVERTIBLE NON-REDEEMABLE PREFERRED STOCK
                                       OF
                          SUBMICRON SYSTEMS CORPORATION

                  SubMicron Systems Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), by its Secretary, does hereby certify that, pursuant to authority conferred upon the Board of Directors by Article FOURTH of the Certificate of Incorporation of the Company, which authorized the issuance of 5,000 shares of Preferred Stock of the Company, $.01 par value per share, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the "Delaware Code"), the Board of Directors of the Company has duly adopted resolutions providing for the issuance out of such Preferred Stock of 1,349 shares of Series A Convertible Non-Redeemable Preferred Stock, and setting forth the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, which resolution is as follows:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company pursuant to the provisions of the Delaware Code and the Company's Certificate of Incorporation, the Company is authorized to issue, out of the 5,000 shares of Preferred Stock of the Company authorized in Article Fourth of its Certificate of Incorporation, a series of Preferred Stock of the Company to be designated as "Series A Convertible Non-Redeemable Preferred Stock," $.01 par value per share, with the voting powers, designations, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions set forth below.

                  1. Designation and Number of Shares. The Preferred Stock of the Company authorized by this resolution shall be designated and known as the "Series A Convertible Non-Redeemable Preferred Stock." The number of shares of the Series A Convertible Non-Redeemable Preferred Stock authorized hereby shall be 1,349 shares, which shall be issuable in whole or fractional shares.

                  2. Voting Rights. Except as otherwise expressly provided by law, the holders of Series A Convertible Non-Redeemable Preferred Stock shall have full voting rights and powers; they shall be entitled to vote on all matters as to which holders of the Company's Common Stock, $.0001 par value per share ("Common Stock"), shall be entitled to vote, voting together with the holders of Common Stock as one class; and each share or fraction thereof shall be entitled to one vote for each share of Common Stock into which such share or fraction thereof of Series A Convertible Non-Redeemable Preferred Stock may be converted in accordance with Section 5 herein.
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                  3. Dividends. There is no dividend preference. In the event that the Company declares a cash dividend, the holders of the Series A Convertible Non-Redeemable Preferred Stock shall be entitled to participate with the holders of the Common Stock in any such dividends paid, such that holders of the Series A Convertible Non-Redeemable Preferred Stock shall receive, with respect to each share of Series A Convertible Non-Redeemable Preferred Stock held, an amount equal to (i) the dividend payable with respect to each share of Common Stock, multiplied by (ii) the number of shares (or a fraction of a share, if any) of Common Stock into which such share of Series A Convertible Non-Redeemable Preferred Stock is convertible as of the record date for such dividend.

                  4. Preemptive Rights: No Cumulative Voting. The holders of Series A Convertible Non-Redeemable Preferred Stock shall not have preemptive rights to purchase additional shares of capital stock and shall not have the right to vote cumulatively in the election of directors.

                  5. Conversion Rights of Series A Convertible Non-Redeemable Preferred Stock.

                           (a) Conversion at the Option of the Holder.

                                    (i) Conversion Rate. The holder of record of
any shares or fractional shares of Series A Convertible Non-Redeemable Preferred Stock shall have the right, at any time, at such holder's option, to convert (the "Optional Conversion"), without the payment of any additional consideration, each two-thousandth (1/2000th) of a share of Series A Convertible Non-Redeemable Preferred Stock into one (1) fully paid and non-assessable share of Common Stock (so that each whole share of Series A Convertible Non-Redeemable Preferred Stock is convertible into two thousand (2,000) fully paid and non-assessable shares of Common Stock), subject to adjustment as described below. The number of shares of Common Stock into which the Series A Convertible Non-Redeemable Preferred Stock may be converted shall be the "Conversion Rate."

                                    (ii) Adjustment to Conversion Rate for
Certain Changes in the Company's Capitalization. If there shall be issued additional shares of Common Stock solely by reason of stock dividends, stock splits, combinations or exchanges of shares, or if the Company shall reduce the number of outstanding shares of its Common Stock by any capital reorganization or reclassification of the capital stock of the Company, the Board of Directors of the Company shall adjust the Conversion Rate to reflect such transaction such that immediately after any of the foregoing events, the Series A Convertible Non-Redeemable Preferred Stock shall be convertible into the same proportion of issued and outstanding shares of Common Stock into which the Series A Convertible Non-Redeemable Preferred Stock would have been convertible prior to such event; provided, however, that in

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no event shall fractional shares of Common Stock be issuable in respect of any conversion.

                  (b) Automatic Conversion. Each share or fractional share of Series A Convertible Non-Redeemable Preferred Stock shall automatically convert (the "Automatic Conversion"), upon the transfer, sale, pledge, assignment or other disposition of such share or fractional share, into shares of Common Stock (other than fractional shares) at the Conversion Rate in effect at the time of such transfer, sale, pledge, assignment or other disposition. After any such transfer, sale, pledge, assignment or other disposition, the certificate representing any share or fractional share of Series A Convertible Non-Redeemable Preferred Stock shall represent the number of shares of Common Stock into which such share or fractional share was converted and the holder thereof shall have no further rights as a holder of Series A Convertible Non-Redeemable Preferred Stock.

                  (c) Mergers, Consolidations, Etc. In the event the Company shall merge, consolidate or take any other similar action in which the Common Stock shall be exchanged for securities or assets, whether of the Company or of another entity, the Series A Convertible Non-Redeemable Preferred Stock shall be automatically converted into such other securities or assets as if the Series A Convertible Non-Redeemable Preferred Stock had been converted into Common Stock immediately prior to such merger, consolidation or such other similar action.

                  (d) Mechanics of Conversion.

                           (i) Automatic Conversion. The original holder shall
provide the Company prompt notice of any transfer, sale, pledge, assignment or other disposition of any share or fractional share of Series A Convertible Non-Redeemable Preferred Stock. Thereafter, any share or fractional share of Series A Convertible Non-Redeemable Preferred Stock so transferred, sold, pledged, assigned or otherwise disposed of shall represent the number of shares of Common Stock into which such share or fractional share was converted and the holder thereof shall have no further rights as a holder of Series A Convertible Non-Redeemable Preferred Stock. Certificates for such converted shares or fractional shares of Series A Convertible Non-Redeemable Preferred Stock may be exchanged for certificates for the shares of Common Stock into which the shares or fractional shares of Series A Convertible Non-Redeemable Preferred Stock were converted, by returning such certificates to the Company or the Company's transfer agent for the Common Stock.

                           (ii) Optional Conversion. If a holder of shares of
Series A Convertible Non-Redeemable Preferred Stock desires to exercise his right of Optional Conversion pursuant to subsection 5(a), such holder shall give written notice to the Company of his election to convert a stated number of shares of Series A Convertible Non-Redeemable Preferred Stock into shares of Common Stock, at the Conversion Rate then in effect, which notice shall

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be accompanied by the certificate or certificates representing such shares or fractional shares of Series A Convertible Non-Redeemable Preferred Stock which shall be converted into Common Stock. The notice also shall contain a statement of the name or names in which the certificate or certificates for Common Stock shall be issued. Promptly after the receipt of the aforesaid notice and certificate or certificates representing the Series A Convertible Non-Redeemable Preferred Stock surrendered for conversion, the Company shall cause to be issued and delivered to the holder of the Series A Convertible Non-Redeemable Preferred Stock surrendered for conversion or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon conversion of such Series A Convertible Non-Redeemable Preferred Stock and the certificates representing shares of Series A Convertible Non-Redeemable Preferred stock surrendered for conversion shall be cancelled by the Company. If the number of shares represented by the certificate or certificates surrendered for conversion shall exceed the number of shares to be converted, the Company shall issue and deliver to the person entitled thereto a certificate representing the balance of any unconverted shares of the Series A Convertible Non-Redeemable Preferred Stock.

                  (e) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon conversion of shares of Series A Convertible Non-Redeemable Preferred Stock as herein provided, such number of shares of Common Stock as shall be issuable from time to time upon the conversion of all of the shares of Series A Convertible Non-Redeemable Preferred Stock at that time issued and outstanding.

                  6. Liquidation Rights. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, the holders of Series A Convertible Non-Redeemable Preferred Stock shall be entitled to receive $3.70 for each two-thousandth (1/2000th) of a share before any amounts are paid to holders of Common Stock. After such payments shall have been made in full to the holders of Series A Convertible Non-Redeemable Preferred Stock shall have no further rights upon any such event.

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its Secretary on this 26th day of March, 1997.

                                SUBMICRON SYSTEMS CORPORATION


                                By: /s/
                                   --------------------------
                                                ,  Secretary

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